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                                                                  EXHIBIT 3b

                                    BY-LAWS

                                      OF

                           ESSENTIAL RESOURCES, INC.

                            (A Nevada Corporation)



                                   ARTICLE 1
                                 STOCKHOLDERS


         1.1 Place of Meetings. Every meeting of stockholders shall be held at the office of the Corporation or at such other place within or without the State of Nevada as shall be specified or fixed in the notice of such meeting.

         1.2 Annual Meeting. A meeting of stockholders shall be held for the election of directors and the transaction of other business at such hour and on such business day as shall be determined each year by the Board of Directors of the Corporation (the "Board") and designated in the notice of meeting. If the annual meeting is not held as herein prescribed, a special meeting for the election of directors may be called as provided by law.

         1.3 Special Meetings of Stockholders. A special meeting of stockholders, unless otherwise prescribed by statute, may be called at any time by the Chairman, President, Secretary or the Board. At any special meeting of stockholders only such business may be transacted as is related to the purpose of purposes of such meeting set forth in the notice thereof given pursuant to
Section 1.5 of the By-laws.

         1.4 Fixing Record Date for Determination of Stockholders of
             Record.

             1.4.1 In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board may fix a new




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record date for the adjourned meeting.


             1.4.2 In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

             1.4.3 In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

         1.5 Notice of Meetings of Stockholders.

             1.5.1 Except as otherwise provided in Sections 1.4 and 1.6 of the By-laws, whenever under applicable law or the Certificate of Incorporation or the By-laws, stockholders are required or permitted to take any action at a meeting, written notice of the meeting shall be given stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

             1.5.2 Unless otherwise provided by applicable law, written notice of any meeting shall be given, personally or by

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mail, not less than ten nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice required by this section has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

             1.5.3 When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         1.6 Waiver of Notice.

             1.6.1 Whenever notice is required to be given to any stockholder under any provision of applicable law or the Certificate of Incorporation or the By-laws, a written waiver, signed by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.

             1.6.2 Whenever notice is required to be given, under any provision of applicable law or the Certificate of Incorporation or By-laws of the Corporation, to any stockholder to whom (a) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such


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person shall be reinstated.




         1.7 List of Stockholders. The Secretary shall prepare and make, or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         1.8 Quorum of Stockholders; Adjournment; Required Vote.

             1.8.1 At all meetings of the stockholders, the holders of shares representing a majority of the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event the holders of shares representing a majority of the votes entitled to be cast at the meeting by such class shall constitute a quorum of such class, except as otherwise provided by statute or in the Certificate of Incorporation. The holders of shares representing a majority of the votes entitled to be cast by those present in person or represented by proxy at any meeting of stockholders, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place.

             1.8.2 Except as otherwise provided by applicable law, the Certificate of Incorporation, or the By-laws, the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast on the subject by stockholders present in person or represented by proxy at the meeting shall be the act of the stockholders.

         1.9 Voting; Proxies.

             1.9.1 Every stockholder of record shall be entitled at every meeting of stockholders to the number of votes specified in the Certificate of Incorporation for each share of capital stock standing in his name on the record of stockholders determined in accordance with Section 1.4 of the By-laws.

             1.9.2 Elections of directors need not by written ballot unless the chairman of the meeting shall deem it desirable. In voting on any other question on which a vote by ballot is required

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by law or the chairman of the meeting shall deem is desirable, the voting shall be by ballot. Each ballot shall be signed by the stockholder voting or by his proxy, and shall state the number of shares voted. On all other questions, the voting may be via voice.

             1.9.3 Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.

         1.10 Selection and Duties of Inspectors at Meetings of Stockholders. The Board, in advance of any meeting of stockholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspector or inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by him or them. No director or candidate for office of director shall act as inspector at an election of directors. Inspectors need not be stockholders.

         1.11 Organization. At every meeting of stockholders, the Chairman of the Board (the "Chairman") shall act as chairman of such meeting. In the absence of the Chairman, or if there be none the President or in the absence of the President, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the Vice President most senior) shall act as chairman of the meeting. The secretary, or in his absence one of the Assistant Secretaries, shall act as secretary of the meeting. In case none of the officers so designated to act as chairman or secretary of the meeting, respectively, shall be present, a chair-

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man or secretary of the meeting, as the case may be, shall be chosen by the stockholders.
         1.12 Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting, but the order of business to be followed at any meeting at which a quorum is present may be changed by act of the stockholders.


         1.13 Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Each written consent shall bear the date of signature of each stockholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who were entitled to vote.

                                   ARTICLE 2
                                   DIRECTORS

         2.1 General Powers. Except as otherwise provided in the Certificate of Incorporation or applicable law, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with the Certificate of Incorporation or the By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation. In addition to the powers expressly conferred by the By-laws, the Board may exercise all powers and perform all acts which are not required, by the By-laws or the Certificate of Incorporation or by law, to be exercised and performed by the stockholders.


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         2.2 Number. The Board of the Corporation shall consist of one or more directors, the exact total number of directors to be such number as may be fixed from time to time by vote of a majority of the entire Board.

         2.3 Term of Office of Directors. Each director shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified; provided however, that a director may resign at any time. Directors need not be stockholders.

         2.4 Vacancies. Any vacancy occurring in the Board caused by death, resignation, or removal, and any newly created directorship resulting from an increase in the number of directors may be filled by a majority of the directors in office, although less than a quorum, or by the sole remaining director. Each director chosen to fill a vacancy or newly created directorship shall hold office until his successor shall be elected and qualified.

         2.5 Election. Directors shall, except as otherwise required by law or by the Certificate of Incorporation, be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.

         2.6 Certain Vacancies. Except as otherwise provided in the Certificate of Incorporation, when one of more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective and each director so chosen shall hold office as provided in this Article in the filling of other vacancies.

         2.7 Resignations. Any director may resign at any time by written notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

         2.8 Removal of Directors or of the Entire Board. Any director may be removed with or without cause by vote or consent of holders of shares representing a majority of the votes then entitled to be cast at an election of directors.

         2.9 Compensation. Each director, in consideration of his services as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at directors' meetings or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by

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him in connection with the performance of his duties. Each director who shall serve as a member of any committee of directors in consideration of his serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable expenses incurred by him in the performance of his duties. Nothing contained in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

         2.10 Place and Time of Meetings of the Board. Meetings of the Board, regular or special, may be held at any place within or without the State of Nevada. The times and places for holding meetings of the Board may be fixed from time to time by resolution of the Board or (unless contrary to resolution of the Board) in the notice, or waiver of notice, of the meeting.

         2.11 Annual Meetings. On the day when and at the place where the annual meeting of stockholders for the election of directors is held, and as soon as practicable thereafter, the Board may hold its annual meeting, without notice of such meeting, for the purposes of organization, the election of officers and the transaction of other business. The annual meeting of the Board may be held at any other time and place specified in a notice given as provided in Section 2.13 of the By-laws for special meetings of the Board or in a waiver of notice thereof.

         2.12 Regular Meetings. Regular meetings of the Board may be held at such times and places as may be fixed from time to time by the Board. Unless otherwise required by the Board, regular meetings of the Board may be held without notice. If any day fixed for a regular meeting of the Board shall be a Saturday or Sunday or a legal holiday at the place where such meeting is to be held, then such meeting shall be held at the same hour at the same place on the first business day thereafter which is not a Saturday, Sunday or legal holiday.

         2.13 Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman or by the President or by the Secretary, any Assistant Secretary or by any two or more directors. Notice of each special meeting of the Board shall, if mailed, be addressed to each director at the address designated by him for that purpose or, if none is designated, at his last known address at least two days before the date on which the meeting is to be held; or such notice shall be sent to each director at such address by telegraph, cable, telecopier, or wireless, or be delivered to him personally, not later than the day before the date on which such meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes of the meeting, except to the extent required by law. If mailed, each notice shall be deemed given when deposited, with postage

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thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Such mailing shall be by first class mail.

         2.14 Adjourned Meetings. A majority of the directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn such meeting to another time and place. Notice of any adjourned meeting of the Board need not be given to any director whether or not present at the time of the adjournment. Any business may be transacted at any adjourned meeting that might have been transacted at the meeting as originally called.

         2.15 Waiver of Notice. Whenever notice is required to be given to any director or member of a committee of directors under any provision of applicable law or of the Certificate of Incorporation or By-laws, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.


         2.16 Organization. At each meeting of the Board, the Chairman or in the absence of the Chairman, the President, or in the absence of the President, a chairman chosen by a majority of the directors present, shall preside. The Secretary shall act as secretary at each meeting of the Board. In case the Secretary shall be absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting. With the concurrence of a majority of the Board, any person present at a meeting of the Board may act as chairman or secretary of the meeting, notwithstanding the presence thereat of the Chairman, President, Secretary, or an Assistant Secretary, as the case may be.

         2.17 Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business or of any specified item of business at any meeting of the Board.

         2.18 Action by the Board. All corporate action taken by the Board or of any committee thereof shall be taken at a meeting of the Board, or of such committee, as the case may be, except that any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting

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if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting. Except as otherwise provided by the Certificate of Incorporation or By Law, the vote of a majority of the directors present (including those who participate by means of conference telephone or similar communications equipment) at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

                                   ARTICLE 3
                            COMMITTEES OF THE BOARD

             The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all of substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution designating it expressly so provides, no such committee shall have the power or authority to

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declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger.

                                   ARTICLE 4
                                   OFFICERS

         4.1  Officers, Title, Elections, Terms.

             4.1.1 The Corporation shall have a President and a Secretary and may have a Chairman, one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, or Assistant Vice Presidents, a Treasurer, a Controller, each of whom shall be elected by the Board at its annual meeting following the annual meeting of the stockholders, to hold office until the meeting of the Board next following the next annual meeting of stockholders and until his successor has been elected and qualified.

             4.1.2 Any number of offices may be held by the same person unless the Certificate of Incorporation otherwise provides.

             4.1.3 Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

             4.1.4 Any officer elected by the Board may be removed with or without cause at any time by the Board.

             4.1.5 Any officer may resign his office at any time by delivering his resignation to the Chairman, if any, the President, or the Secretary. Such

resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

             4.1.6 The salaries of all officers of the Corporation shall be fixed by the Board.

         4.2  Powers and Duties of the Chairman.

              The Chairman, if one shall be elected, shall be the chief executive officer of the Corporation and, subject to the control and direction of the Board, shall supervise, manage and direct the business of the Corporation and shall communicate to the Board and any committee thereof reports, proposals, and recommendations for their respective consideration or action. The Chairman shall preside at all meetings of the stockholders and of the Board and shall have and perform such other duties as from time to time may be assigned to him by the Board.


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         4.3  Powers and Duties of President.

         The President shall be the chief operating officer of the Corporation and, subject to the control and direction of the Board and the Chairman, shall do and perform all other acts and things incident to the position of President, including the signing of contracts and other documents in the name of the Corporation, except as may be otherwise provided in these by-laws or ordered by the Board. If no Chairman shall be elected, or if elected, in his absence, the President shall perform all duties and exercise all powers of the Chairman. The President is empowered to appoint Assistant Secretaries or Assistant Treasurers of the Corporation to serve at his convenience, removable at any time, with or without, cause by the President.

         4.4  Powers and Duties of Executive Vice Presidents,
              Senior Vice Presidents, Vice Presidents and
              Assistant Vice Presidents.

         Each Vice President shall have such powers and perform such duties as the Board, the Chairman, if any, or the President may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-Laws. In the absence of the President, unless the Board shall otherwise determine, the Vice President most senior in service shall perform all duties and exercise all powers of the President. In addition, in the absence of the President, each Vice President shall have the power to appoint Assistant Treasurers or Assistant Secretaries of the Corporation, removable at any time, with or without cause, by the President or appointing Vice President.

         4.5  Powers and Duties of Treasurer and Assistant Treasurers.


         (a) The Treasurer, if one shall be elected, shall have the care and custody of all the funds and securities of the Corporation except as may be otherwise ordered by the Board, and shall cause such funds to be deposited to the credit of the Corporation in such banks or depositories as may be designated by the Board, and shall cause such securities to be placed in safekeeping in such manner as may be designated by the Board.

         (b) The Treasurer or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board, may endorse in the name and on behalf of the Corporation all instruments for the payment of money, bills of lading, warehouse receipts, insurance policies and other commercial documents requiring such endorsement.

         (c) The Treasurer or an Assistant Treasurer or such other person or persons as may be designated for such purpose by the Board may sign all receipts and vouchers for payments made to the Corporation; if no Controller shall be elected, or if elected, in

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his absence, the Treasurer or an Assistant Treasurer shall perform all duties and exercise all the powers of the Controller.

         (d) The Treasurer shall perform such other duties as may be prescribed in these by-laws or assigned to him by the President and all other acts incident to the position of Treasurer. Each Assistant Treasurer shall perform such duties as may from time to time be assigned to him by the Treasurer or by the Board. In the event of the absence of the Treasurer, then any Assistant Treasurer may perform any of the duties and may exercise any of the powers of the Treasurer. If no Treasurer shall be elected, his duties and functions shall be performed by such person or persons as the Board shall determine.

         4.6  Powers and Duties of the Controller.

         The Controller, if one shall be elected, shall be in charge of the accounts of the Corporation; he shall render statements of accounts of the Corporation to the Board as often as it shall require the same; he shall enter regularly in books to be kept by him for that purpose, full and accurate account of all moneys received and paid on account of the Corporation, and of all securities received and delivered by the Corporation.

         4.7  Powers and Duties of Secretary and Assistant Secretaries.

         (a) The Secretary shall keep the minutes of all proceedings of the stockholders, the Board and any committees of the Board in proper books provided for that purpose. The Secretary shall attend to the giving and serving of all notices of the Corporation, in accordance with the provisions of the By-Laws and as required by law. The Secretary shall be the custodian of the seal of the Corporation. The Secretary may, with the Chairman, President, a Vice President, or other authorized officer, sign all contracts and other documents in the name of the Corporation, and shall affix or cause to be affixed the seal of the Corporation to such contracts and other documents requiring the seal of the Corporation, and when so affixed may attest the same. He shall perform such other duties as may be prescribed in these By-Laws or assigned to him by the President and all other acts incident to the position of Secretary.

         (b) Each Assistant Secretary shall perform such duties as may from time to time be assigned to him by the Secretary or by the Board. In the event of the absence of the Secretary, then any Assistant Secretary may perform any of the duties and may exercise any of the powers of the Secretary.

                                   ARTICLE 5
                CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         5.1 Execution of Contracts. The Board may authorize any officer, employee or agent, in the name and on behalf of the Cor-

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poration, to enter into any contract or execute and satisfy any instrument, and any such authority may be general or confined to specific instances, or otherwise limited.

         5.2 Loans. The Chairman, President, the Treasurer, or any other officer, employee or agent authorized by the By-laws or by the Board may effect loans and advances at any time for the Corporation from any bank, trust company or other institutions or from any firm, corporation or individual and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and, when authorized by the Board or these By-laws so to do, may pledge and hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority as conferred by the Board may be general or confined to specific instances or otherwise limited.

         5.3 Checks, drafts, Etc. All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board.

         5.4 Deposits. The funds of the Corporation not otherwise employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by an officer, employee or agent to the Corporation to whom such power may from time to time be delegated by the Board.

                                   ARTICLE 6
                              STOCK AND DIVIDENDS


         6.1 Certificates Representing Shares. The shares of capital stock of the Corporation shall be represented by certificates in such form (consistent with the provisions of applicable law) as shall be approved by the Board. Such certificates shall be signed by the Chairman or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles, if the certificate is countersigned in facsimile, or otherwise, by a transfer agent or registrar other than the Corporation itself or its employee. In case any officer, transfer agent or registrar who has signed or who facsimile signature has been placed upon any certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue.



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         6.2 Transfer of Shares. Transfers of shares of capital stock of the
Corporation shall be made only on the books of the Corporation by the holder thereof or by his duly authorized attorney appointed by his power of attorney duly executed and filed with the Secretary or a transfer agent of the Corporation, and on surrender of the certificate or certificates representing such shares of capital stock properly endorsed for transfer (or accompanied by a properly executed instrument of transfer) and upon payment of all necessary transfer taxes. Every certificate exchanged returned or surrendered to the Corporation shall be marked "Cancelled", with the date of cancellation, by the Secretary or an Assistant Secretary or the transfer agent of the Corporation. A persons in whose name shares of capital stock shall stand on the books of the Corporation shall be deemed the owner thereof to receive dividends, to vote as such owner and for all other purposes as respects the Corporation. No transfer of shares of capital stock shall be valid as against the Corporation, its stockholders and creditors for any purpose until such transfer shall have been entered on the books of the Corporation by an entry showing from and to whom transferred.

         6.3 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

         6.4 Lost, Destroyed, Stolen and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificate representing such shares, and the Corporation may issue a new certificate to replace the certificate alleged to have been lost, destroyed, stolen or mutilated. The Board may, in its discretion, as a condition to the issue of any such new certificate, require the owner of the lost, destroyed, stolen or mutilated certificate, or his legal representatives, to make proof satisfactory to the Board of such loss, destruction, theft or mutilation and to advertise such fact in such manner as the Board may require, and to give the Corporation and its transfer agents and registrars, or such of them as the Board may require, a bond in such form, in such sums and with such surety or sureties as the Board may direct, to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against any of them on account of the continued existence of any such certificate so alleged to have been lost, destroyed, stolen or mutilated and against any expense in connection with such claim.

         6.5 Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the By-laws or with the Certificate of Incorporation, concerning the issue, transfer and registration of certificates representing shares of its capital stock.

         6.6 Restriction on Transfer of Stock.  A written restriction

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on the transfer or registration of transfer of capital stock of the Corporation, if permitted by law and noted conspicuously on the certificate representing such capital stock, may be enforced against the holder of the restricted capital stock or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. A restriction on the transfer or registration of transfer of capital stock of the Corporation may be imposed either by the Certificate of Incorporation or the By-laws or by an agreement among any number of stockholders or among such stockholders and the Corporation. No restriction so imposed shall be binding with respect to capital stock issued prior to the adoption of the restriction unless the holders of such capital stock are parties to an agreement or voted in favor of the restriction.

                                   ARTICLE 7
                                INDEMNIFICATION

         7.1 Indemnification of Officers, Directors, Employees or Agents. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation (the "Indemnitee"), or is or was serving at the request of the Corporation as a director, officer, Trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled apart from the provisions of this
Article 7. The foregoing provisions of this Section 7.1 shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this Article 7 and the relevant provision of applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. The indemnification and advancement of expenses provided by or granted pursuant to this Article 7 shall, unless otherwise provided when authorized or granted, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         7.2      Advancement of Expenses.  Expenses incurred by an offi-

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



cer, director, employee, or agent in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.

         7.3 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article 7 or any other provision of law.

         7.4 Definitions.  For purposes of this Article 7:

             7.4.1 References to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

             7.4.2 References to "other enterprises" shall include employee benefit plans.


             7.4.3 References to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

             7.4.4 References to "serving at the request of the Corporation" shall include any service as a director, officer, trustee, employee or agent of the Corporation which imposes duties on or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries.

         7.5 Limitation on Indemnification. Notwithstanding any other provision of these By-laws, no person shall be indemnified by the

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



Corporation in connection with any action, suit, or proceeding in which he is a plaintiff, unless the Board shall otherwise determine.

                                   ARTICLE 8
                               BOOKS AND RECORDS

         8.1 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the stockholders, the Board and any committee of the Board. The Corporation shall keep at the office designated in the Certificate of Incorporation or at the office of the transfer agent or registrar of the Corporation, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof.

         8.2 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                   ARTICLE 9
                                     SEAL

         The Board may adopt a corporate seal which shall be in the form of a circle and shall bear the full name of the Corporation, the earliest year of incorporation of the constituent corporations and the word "Nevada."

                                  ARTICLE 10
                                  FISCAL YEAR

         The fiscal year of the Corporation shall commence on January 1 unless otherwise determined by resolution of the Board.


                                  ARTICLE 11
                      SECURITIES HELD BY THE CORPORATION

         11.1 Voting. Unless otherwise provided by resolution of the Board, the Chairman, President, any Vice President, Secretary or the Treasurer shall be, and each hereby is, authorized and empowered, on behalf of the Corporation, (a) to attend, act, and vote at any meeting of the stockholders or holders of other securities or interests of any corporation or other entity in which the Corporation may hold stock or other security or interest, or to consent in writing to or dissent in writing from, any action to be

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taken by any such stockholders or holders of other securities or interests; (b)
to appoint one or more attorneys in fact or agents of the Corporation, on behalf of the Corporation, so to attend, act and vote at any such meeting, or so to consent to dissent in writing; (c) in the discretion of any such officer, to instruct any attorney in fact or agent so appointed as to the manner of attending, acting or voting or consenting or dissenting in writing, as to any matter; and (d) to execute or cause to be executed such written proxies or other instruments as any officer may deem appropriate to effectuate any of the foregoing. The Board may from time to time confer any of the foregoing authority and power upon any other person or persons.

         11.2 General Authorization to Transfer Securities Held by the Corporation.

              11.2.1 The Chairman, the President, any Vice President,
Secretary and the Treasurer of the Corporation shall each be, and each hereby is, authorized and empowered to endorse, transfer, sell, assign, set over, pledge, or hypothecate, or convert, exchange, or exercise, or tender or withdraw from tender, and deliver or surrender any and all shares of stock, bonds, debentures, notes, evidences of indebtedness, warrants or rights, or other securities of other corporations or entities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, any and all written instruments of assignment and transfer, or conversion, exchange, exercise, or transmittal, or other documents or instruments necessary or proper to effectuate the authority hereby conferred.

              11.2.2 Whenever there shall be annexed to any endorsement or instrument of transfer, sale, assignment, transfer, pledge, or hypothecation or conversion, exchange, or exercise, or tender or withdrawal from tender, executed pursuant to and in accordance with Section 11.2.1, a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 11.2 and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly endorsed, transferred, sold, assigned, set over, pledged, or hypothecated, or converted, exchanged, or exercised, or tendered or withdrawn from tender, and delivered or surrendered by the Corporation, and that with respect to such securities the authority of these provisions of the By-laws and of such officers is in full force and effect.


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                                  ARTICLE 12
                                  AMENDMENTS

         The By-laws may be altered, amended, supplemented or repealed, or new By-laws may be adopted, by vote of the holders of the shares entitled to vote in the election of directors; provided, however that the Corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal By-Laws upon the Board. Any By-laws adopted, altered, amended, or supplemented by the Board may be altered, amended, or supplemented or repealed by the stockholders entitled to vote thereon.


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